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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): October 9, 2003


                                  FANSTEEL INC.
             (Exact Name of Registrant as Specified in its Charter)

     Delaware                        1-8676                         36-1058780
     --------                        ------                         ----------
(State or other jurisdiction   (Commission File Number)        (I.R.S. Employer
of incorporation)                                           Identification No.)

  Number One Tantalum Place, North Chicago, Illinois           60064
  --------------------------------------------------           -----
    (Address of principal executive offices)                 (Zip Code)



       Registrant's telephone number, including area code: (847) 689-4900


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Item 2.  Acquisition or Disposition of Assets.

On October 1, 2003, Fansteel Inc. (the "Company") entered into an asset purchase agreement for the sale of real estate and certain fixed assets located in Plantsville, Connecticut (the "Plantsville Sale"). A copy of the asset purchase agreement governing the terms of the Plantsville Sale is attached to this Form 8-K as Exhibit 2.1 and incorporated in this report by reference. The description of the transaction is qualified in its entirety by the asset purchase agreement. The asset purchase agreement will be electronically filed with the bankruptcy court.


Item 5.  Other Events.

On October 7, 2003, the United States District Court for the District of Delaware entered an order approving the sale (the "Sale Order") by the Company and its subsidiary Phoenix Aerospace Corporation of the Company's Cal Drop and Hydro Carbide divisions, certain other assets located in the Company's Lexington, Kentucky and Plantsville, Connecticut facilities and all of the assets of Phoenix Aerospace. The Company issued the press release attached to this report as Exhibit 99.1 describing the Sale Order and the Plantsville Sale and is incorporated by reference herein in its entirety.


Item 7.  Financial Statements and Exhibits.


Exhibit No.        Description
----------         -----------

2.1                Asset Purchase Agreement by and between Fansteel Inc.
                   and Plantsville Acquisition LLC dated as of October 1, 2003.

99.1               Press release issued by Fansteel Inc., dated October 8, 2003.



                              SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              FANSTEEL INC.

                              By:  /s/ GARY L. TESSITORE
                                   ----------------------------------
                                   Name:  Gary L. Tessitore
                                   Title: Chairman, President and
                                          Chief Executive Officer


                              By:  /s/ R. MICHAEL MCENTEE
                                   ----------------------------------
                                   Name:  R. Michael McEntee
                                   Title: Vice President and
                                          Chief Financial Officer

Dated:  October 9, 2003